Exhibit 10.2

Approved by Board of Directors

July 28, 2005

EIGHTH AMENDMENT TO

CARRAMERICA REALTY CORPORATION

1997 STOCK OPTION AND INCENTIVE PLAN

The CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan (the “Plan”) is hereby amended as follows, effective July 20, 2005:

1.	Section 11 of the Plan hereby is amended to permit beneficiary designation in the event of a Grantee’s death, by deleting the current paragraph thereunder, and replacing it with the following paragraph:

11.	TRANSFERABILITY OF OPTIONS

Each Option granted pursuant to this Plan shall, during a Grantee’s lifetime, be exercisable only by the Grantee or, if permitted pursuant to the Award Agreement, his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Grantee, by operation of law or otherwise, other than as may be provided in the Award Agreement evidencing such Option. In the event of a Grantee’s death, his or her vested and unexercised Options shall not be transferable other than by the provisions of the Grantee’s written beneficiary designation form, if any, or, if none, as may be provided by will or the laws of descent and distribution. Except as may be provided in the Award Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

2.	Section 12.2 of the Plan hereby is amended to add the following sentence to the end thereof clarifying the treatment of deferred Restricted Stock or deferred Restricted Stock Units, in the event of a holder’s death:

In the event of the death of a Grantee whose Restricted Stock or Restricted Stock Units are deferred under the Plan and have not yet been settled, the shares so deferred shall be deliverable in accordance with the terms of the deferral and the provisions of the Grantee’s written beneficiary designation form, if any, or, if none, as may be provided by will or the laws of descent and distribution.

3.	Section 12.7 of the Plan hereby is amended to clarify the treatment of Restricted Stock or Restricted Stock Units that become vested upon the death of a Grantee, by deleting the current paragraph thereunder, and replacing it with the following paragraph:

12.7 Rights in the Event of Death. If a Grantee dies while employed by the Company, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares represented thereby shall be deliverable in accordance with the terms of the Grantee’s written beneficiary designation form, if any, or, if none, as may be provided by will or the laws of descent and distribution.

4.	Except as amended above, the Plan shall remain in full force and effect.

Approved by Board of Directors

July 28, 2005

IN WITNESS WHEREOF, the Company has caused this Eighth Amendment to be signed by the undersigned, a duly authorized officer of the Company.

CarrAmerica Realty Corporation

By:	/s/ Linda Madrid

ATTEST:

/s/ Ann Marie Pulsch